UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
☒	Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

WELLS FARGO FUNDS TRUST

525 Market Street

San Francisco, CA 94105

Dear Shareholder:

You recently requested a paper copy of the proxy material for the upcoming Wells Fargo Funds Trust Special Meeting of Shareholders. This Meeting is scheduled to take place on February 27, 2009 at 3:00 p.m. Pacific time, at 525 Market Street, 12th Floor, San Francisco, California 94105.

Once you have reviewed the enclosed material we encourage you to vote by utilizing any of the following convenient methods:

1. Internet:	Log on to www.proxyonline.com. You will need the control number found on the enclosed proxy card at the time you execute your vote.
2. Touchtone Phone:	Simply dial toll-free 1-866-437-4714 and follow the automated instructions. Please have the enclosed proxy card available at the time of the call.
3. Mail:	Simply sign, date, and complete proxy card and return it in the postage paid envelope provided.

Please read the proxy materials carefully and vote your shares. If you should have any questions, please call our proxy solicitor, The Altman Group, Inc., at (866) 828-6931 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

Sincerely,

C. David Messman

Secretary

Please Vote Today.

To:

cc:

Re: Wells Fargo Funds Trust Shareholder Meeting

WELLS FARGO FUNDS TRUST

525 Market Street

San Francisco, CA 94105

Dear Shareholder:

You recently requested an electronic copy of the proxy material for the upcoming Wells Fargo Funds Trust Special Meeting of Shareholders. This Meeting is scheduled to take place on February 27, 2009 at 3:00 p.m. Pacific time, at 525 Market Street, 12th Floor, San Francisco, California 94105.

Once you have reviewed the enclosed material we encourage you to vote by logging on to:

www.proxyonline.com.

You will need the following control number to login.

XXXXXXXXXXXX

Please read the proxy materials carefully and vote your shares. If you should have any questions, please call our proxy solicitor, The Altman Group, Inc., at (866) 828-6931 Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Thank you in advance for your participation and for your investment.

Sincerely,

C. David Messman

Secretary

Please Vote Today.